Exhibit 99.2

Information Relating to Part II.

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of 12,500,000 ordinary shares of Cushman & Wakefield plc, registered pursuant to the shelf Registration Statement on Form S-3 (Registration No. 333-234624) filed on November 12, 2019, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated, except the Securities and Exchange Commission filing fee, which was paid in connection with the filing of the prospectus supplement, dated August 11, 2021, to the prospectus contained in the Registration Statement.

Amount to be paid
Securities and Exchange Commission registration fee	$28,214
Printing expenses	40,000
Legal fees and expenses	300,000
Accounting fees and expenses	65,000
Miscellaneous fees and expenses	16,786

Total	$450,000